STATE OF COLORADO

   DEPARTMENT OF STATE
   CERTIFICATE

   I, VICTORIA BUCKLEY, Secretary of State, of the State of
Colorado hereby certify that According to the records of this office

   ACADIA NATIONAL HEALTH SYSTEMS, INC.
   (COLORADO CORPORATION)

   file # 961101641 was filed in this office on AUGUST 02, 1996, and has complied with the applicable provisions of the laws of the State of Colorado and on this date is in good standing and authorized and competent to transact business or to conduct its affairs within this state.

   Dated: OCTOBER 30, 1996

   /s/
   SECRETARY OF STATE

                       ARTICLES OF INCORPORATION

                                 OF

                  ACADIA NATIONAL HEALTH SYSTEMS, INC.

   KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation.

                               ARTICLE I

                                  NAME

        The name of the corporation shall be ACADIA NATIONAL
HEALTH SYSTEMS, INC.

                               ARTICLE II

                           PERIOD OF DURATION

        This corporation shall exist perpetually unless dissolved according to law.

                              ARTICLE III

                                PURPOSE

        The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.


                               ARTICLE IV

                                 POWERS

        In furtherance of the foregoing purposes the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the Colorado Business Corporation Act, as amended, or by law. In addition, it may do everything necessary, suitable or proper for the accomplishment of any corporate purpose.

                               ARTICLE V

                                CAPITAL

        The aggregate number of shares which this corporation shall have the authority to issue is fifty million (50,000,000) common shares, each without par value which shares shall be designated common stock. No share shall be issued without consideration being exchanged, and it shall thereafter be nonassessable.

         Shares of the corporation not having a par value shall be issued for such consideration expressed in dollars as may be fixed from time to time by the vote of the director(s).

                               ARTICLE VI

                           PREEMPTIVE RIGHTS

         A shareholder of the corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                              ARTICLE VII

                           CUMULATIVE VOTING

         The shareholders shall not be entitled to cumulative voting.

                              ARTICLE VIII

                     SHARE TRANSFER RESTRICTIONS

         The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein.

        The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                               ARTICLE IX

                     REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation shall be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the initial registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

           THE UNDERSIGNED CONSENTS TO THE APPOINTMENT AS THE
                       INITIAL REGISTERED AGENT


                         Mark T. Thatcher, Esq.
                            REGISTERED AGENT


                               ARTICLE X

                       INITIAL BOARD OF DIRECTORS

   The initial board of directors of the corporation shall consist of two (2) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

              Name                              Address

        Thomas N. Hackett                   460 Main Street

                                            Lewiston, ME 04243

        Jacquelyn Magno                     460 Main Street
                                            Lewiston, ME 04243

           The number of directors shall be fixed in accordance with the bylaws. So long as the number of directors shall be less than three (3), no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. This provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

                             ARTICLE XI

                           INDEMNIFICATION

         The corporation may:

         (A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (C) To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this
Article XI or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

         (D)  Any indemnification under (A) or (B) of this Article
XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above.
Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         (E) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article XI upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article XI.

         (F) The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article XI.

                                 ARTICLE XII

                  TRANSACTIONS WITH INTERESTED DIRECTORS

         No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

         (A) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

         (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or
         (C) The contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                              ARTICLE XIII

                        VOTING OF SHAREHOLDERS

         If a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders.


                              ARTICLE XIV

                             INCORPORATOR

         The name and address of the incorporator is as follows:


             Name                             Address


        Thomas N. Hackett                 460 Main Street
                                          Lewiston, ME 04243

            IN WITNESS WHEREOF, the above named incorporator signed these Articles of Incorporation on July 1, 1996.


                                      THOMAS N. HACKETT,
                                      Incorporator


   STATE OF MAINE        )
                         : ss
   COUNTY OF ANDROSCOGGIN)

            I, the undersigned, a notary public, hereby certify that on July 1, 1996, the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

           WITNESS my hand and official seal.

                                         Margaret M. Heath
                                         Notary Public
                                         Address:
                                         357 Harris Hill Road
                                         Poland, ME 04274


   (Seal)                                My Commission Expires:
                                         November 21, 2000

                  ACADIA NATIONAL HEALTH SYSTEMS, INC.

                 AMENDMENT TO ARTICLES OF INCORPORATION

        FIRST: I, THOMAS N. HACKETT, Chairman of the Board of Directors, President and Majority Shareholder, whose address is 460 Main Street, Lewiston, Maine 04240, being at least eighteen (18) years of age, hereby amend the Articles of Incorporation, filed August 2, 1996 with the office of the Colorado Secretary of State, under and by virtue of the Colorado Business Corporation Act.

        SECOND: The name of the corporation (which is hereafter referred to as the "Corporation") is ACADIA NATIONAL HEALTH
   SYSTEMS, INC.

        THIRD: The purposes for which the Corporation is formed are:

             To engage in the business of providing physician practice management services including billing, consulting, software, business systems, related services and sometimes financing to physicians and other health care providers; and to engage in any other lawful purpose and business.

        FOURTH: The address of the corporation's principal office in the state of Maine is 460 Main Street, Lewiston, Maine 04240.

        FIFTH: The street address of the corporation's initial
Registered Office is 17 West Cheyenne Mountain Boulevard,
Colorado Springs, Colorado 80903. The name of the corporation's initial Registered Agent at that office is Mark T. Thatcher, Esq.,
Colorado Attorney Registration number 025-275, and the consent of the Registered Agent is designated by the signature of the initial
Registered Agent on these Articles of Incorporation.

        SIXTH: The total number of shares of capital stock which the Corporation has authority to issue is fifty million (50,000,000) common shares, without par value (hereinafter referred to as the "Common Stock").

        The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:

        1. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of any Preferred Stock then outstanding shall be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to One Dollar ($1.00) per share plus an amount equal to all unpaid declared distributions thereon, without interest, and no more, before any amount shall be paid or any assets of the Corporation shall be distributed among the holders of the Common
Stock and, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full to the holders of the Preferred Stock, as aforesaid, then the entire assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock; then and thereafter, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among and paid to the holders of the Preferred Stock and the Common Stock, share and share alike and without any distinction as to class, in proportion to their respective stockholding.

        A merger of the Corporation with or into any other corporation, a share exchange involving the Corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to its stockholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation within the meaning of this Article SIXTH, paragraph 1.

        2. Except as hereinabove provided in paragraph 1 of this Article SIXTH, the Preferred Stock and the Common Stock of the Corporation shall be identical in all respects and for all purposes and the holders of the Preferred Stock and the holders of the Common Stock voting together and without distinction as to class shall be entitled to one vote per share in all proceedings in which actions shall be taken by the stockholders of the Corporation.

        SEVENTH: The number of directors of the Corporation shall be two (2), which number may be increased or decreased pursuant to the Bylaws of the Corporation. The names and addresses of the Directors, who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

           Name                             Address

     Thomas N. Hackett                  460 Main Street
                                        Lewiston, ME  04240

     Jacquelyn J. Magno                 460 Main Street
                                        Lewiston, ME  04240

        EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

        (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

        (2) The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of such stock.

        (3) The Board of Directors shall have power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the Colorado Business Corporation Act, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

        (4) If the Bylaws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the Colorado Business Corporation Act, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it.

        (5) The Board of Directors shall have power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Colorado Business
Corporation Act, to authorize the creation, issue, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

        The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Colorado now or hereafter in force.

        NINTH: Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

        (i)  the amendment of these Articles of Incorporation;

        (ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

       (iii) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

        (iv) the participation by the Corporation in a share exchange (as defined in the Colorado Business Corporation Act) as the corporation the stock of which is to be acquired; and

        (v) the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.

        TENTH: Cumulative voting of shares in the election of directors of the Corporation shall not be permitted.

        IN WITNESS WHEREOF, I have signed these Articles of
Incorporation this 1st day of October, 1996, and I acknowledge the same to be my act.


                                      THOMAS N. HACKETT,
                                      Incorporator


                      CONSENT OF REGISTERED AGENT

        I hereby consent to my appointment as initial Registered
Agent of the Corporation in the foregoing Articles of Incorporation.



                                      MARK T. THATCHER,
                                      Registered Agent

   STATE OF MAINE        )
                         )    ss.
   COUNTY OF ANDROSCOGGIN)

        The foregoing Articles of Incorporation were signed and sworn to before me by THOMAS N. HACKETT, as Incorporator, and by MARK T. THATCHER, as initial Registered Agent, on this 1st day of October, 1996.

   My Commission Expires:

   November 21, 2000
                                                Margaret M. Heath
                                                Notary Public

                                                Address:
                                                357 Harris Hill Road
                                                Poland, ME 04274

   $180.00 File No. 19970416 F Pages 2

   Fee Paid $ 180.00

   DAN.  1963031600003 QUAL
   FILED
   10/28/1996

   /s/ Gary Cooper
   Deputy Secretary of State
   A True copy when attested by signature

   /s/ Gary Cooper
   Deputy Secretary of State

   STATE OF MAINE
   APPLICATION OF FOREIGN CORPORATION
   FOR AUTHORITY TO DO BUSINESS

   Pursuant to 13-A MESA Sec. 1202, the undersigned corporation applies for authority to do business in the State of Maine:

   FIRST: Jurisdiction of incorporation: Colorado

   SECOND: Date of incorporation: 8/2/96; period of duration:
           perpetual

   THIRD: Business(e's) it is authorized to do under the laws of its jurisdiction of incorporation: any lawful business

   FOURTH: Does it seek authority to engage in all businesses authorized in its jurisdiction and allowed by Maine Law?

    X Yes        No if no, specify business(s) for which authority is
                 No        sought:

   FIFTH: Address of the registered or principle 17 West Cheyenne
Mountain Boulevard of office in jurisdiction of incorporation:
Colorado  Springs, CO 80906

                  (street, city, state and zip code)

  SIXTH: name of proposed registered agent, an individual resident in Maine or a corporation authorized to do business in Maine, and address of its proposed registered office in Maine is: Bryan M. Dench, Clerk 95 Main Street, P.O. Box 3200, Auburn, ME 04212-3200

                   (street, city, state, and zip code)

  SEVENTH: Number of shares it has authority to issue, itemized as follows: (attach separate sheet if necessary)

   Class Series Par Value Per Share Number of Shares
   Common N/A     2,000

   EIGHTH: This application is accompanied by a certificate of good standing, executed by the official in the jurisdiction of incorporation having custody of the corporate record) stating that the corporation has legal existence, good standing or similar language and dated not earlier than 90 days prior to the date of delivery for filing of this application.

   By: * /s/
   (signature)
   Bryan M. Dench, Clerk
   (type or print name and capacity)

   Acadia National Health Systems. Inc.
   (name of corporation)
   By*
   (signature)
   Dated: October 16 1996
   (type or print name and capacity)

   *This document MUST be signed by (1) the Clerk OR (2) by the President or a vice-president AND BY THE Secretary, an assistant
Secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, then by a majority of the directors or by such directors designated by a majority of directors then in office OR (4) if no directors, then by the holders, or such of them designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) by the holders of all outstanding shares.

   File No. 19970416 F Pages 1
   Fee Paid $ 105.00
   DAN.  1963031600004 AMME
   FILED
   10/28/1996
   /s/ Gary Cooper
   Deputy Secretary of State
   A True copy when attested by signature
   /s/ Gary Cooper
   Deputy Secretary of State

   STATE OF MAINE
   STATEMENT OF INTENTION
   TO DO BUSINESS
   AN ASSUMED NAME

   Pursuant to 13-A MESA Sec. 307, the undersigned, a corporation
(incorporated under the laws of the State of Maine), (incorporated under the laws of the State of Colorado , and authorized to do business in Maine), gives notice of its intention to do business in this State under an assumed name.

   FIRST: The name of the corporation is Acadia National Health
Systems, Inc.

   SECOND: The address of the registered office Of the corporation in the State of Maine is 95 Main St., P.O. Box 3200, Auburn, ME
04212-3200

             (street, city, state and zip code)

   THIRD: The corporation intends to transact business under the assumed name of Physician Resources, Inc.

   COMPLETE THE FOLLOWING IF APPLICABLE

   FOURTH: If such assumed name is to be used at fewer than all of the corporation's places of business in this
   State, the location(s) where it will be used is (are):
   Dated: October 16, 1996
   By: * /s/
   (signature)
   Bryan M. Dench, Clerk
   (type or print name and capacity)

   Acadia National Health Systems. Inc.
   (name of corporation)
   By*
   (signature)

   Dated: October 16 1996
   (type or print name and capacity)

   *This document MUST be signed by (1) the Clerk OR
(2) by the President or a vice-president AND BY THE Secretary, an assistant Secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, then by a majority of the directors or by such directors designated by a majority of directors then in office OR (4) if no directors, then by the holders, or such of them designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) by the holders of all outstanding shares.

   Filing Fee $20.00
   BUSINESS
   File No. 19882546  Pages 1

                        BOOKKEEPING RESOURCES, INC.

                    Written Consent of Sole Shareholder

   The undersigned, being the sole shareholder of Bookkeeping
Resources, Inc., a Maine corporation without directors, hereby takes the following action by written consent.

   1. To authorize and approve the use of the similar name of Physician Resources, Inc.

   Dated this 25 day of October, 1996.

   /s/
   Thomas N. Hackett

                               EXHIBIT A

         To change the name of the corporation to PRI, Inc.